      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 10, 2001
                                                    REGISTRATION NO. 333-______
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER

                           THE SECURITIES ACT OF 1933

                           --------------------------

                               PRACTICEWORKS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                             52-2259090
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                           Identification Number)

                          1765 THE EXCHANGE, SUITE 200
                             ATLANTA, GEORGIA 30339
                                 (770) 850-5006
              (Address of registrant's principal executive offices,
          including zip code and telephone number, including area code)

                           ---------------------------

           PRACTICEWORKS, INC. 401(K) PROFIT SHARING PLAN (THE "PLAN")
                            (Full title of the Plan)


        James A. Cochran                                Copy to:
     Chief Financial Officer                        John J. Kelley III
       PracticeWorks, Inc.                          King & Spalding
   1765 The Exchange, Suite 200                 191 Peachtree Street, N.E.
      Atlanta, Georgia 30339                      Atlanta, Georgia 30303
         (770) 850-5006                               (404) 572-4600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                           ---------------------------


                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                            Proposed
                                                     Amount to be          Maximum          Proposed Maximum
        Title of Securities to be Registered          Registered       Offering Price      Aggregate Offering        Amount of
                                                                          Per Share (1)           Price           Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
       Common Stock, $.01 par value per share           500,000             $6.28              $3,140,000                   $785.00
===================================================================================================================================
         Interests in the Plan                               (2)                -                       -                         -
===================================================================================================================================

-----------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the high and low sales prices of Common Stock of PracticeWorks, Inc. on the American Stock Exchange on May 9, 2001.

(2) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I will be sent or given to employees and/or directors of PracticeWorks, Inc. ("PracticeWorks" or the "Registrant") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.


                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been previously filed by PracticeWorks with the Commission and are incorporated herein by reference into this Registration Statement as of their respective dates:

         (a) PracticeWorks Annual Report on Form 10-K, as filed with the Commission on April 2, 2001, which contains audited financial statements for PracticeWorks for the fiscal year ended December 31, 2000;

         (b) PracticeWorks Current Report on Form 8-K, filed with the Commission on March 22, 2001 (as amended on April 26, 2001); and

         (c) PracticeWorks Registration Statement on Form 8-A/A (with respect to the description of PracticeWorks' Common Stock), as filed with the Commission on February 20, 2001, including any amendment or report for the purpose of updating such information.

         In addition, all documents filed by PracticeWorks pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of the Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated herein by reference into this Registration Statement and shall be deemed to be a part hereof from the date of filing of such documents.

         Any statement contained in any document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes thereof to the extent that a statement contained therein or in any other subsequently filed document that is also incorporated or deemed to be incorporated therein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall now be deemed to constitute a part of this Registration Statement.

ITEM 4.        DESCRIPTION OF SECURITIES.

               Not applicable.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.




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


ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The Delaware General Corporation Law provides that a corporation may pay expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, and must reimburse a successful defendant for expenses, including attorney's fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers. The Delaware General Corporation Law provides that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

         The Registrant's bylaws allow, and in some cases require, the indemnification of directors and officers under certain circumstances and grant our directors and officers a right to indemnification to the full extent permitted by law for all expenses relating to civil, criminal, administrative or investigative procedures to which they are a party (1) by reason of the fact that they are or were the Registrant's directors or officers or (2) by reason of the fact that, while they are or were the Registrant's directors or officers, they are or were serving at the Registrant's request as a director, officer or employee of another enterprise. The Registrant's bylaws further provide that an advancement for any such expenses shall only be made upon delivery to the Registrant by the indemnitee of an undertaking to repay all amounts so advanced if it is ultimately determined that such indemnitee is not entitled to be indemnified by the Registrant.

         The Registrant has entered into indemnification agreements with its directors and officers. These agreements require the Registrant to indemnify these directors and officers with respect to their activities as its directors or officers or when serving at its request as a director, officer or trustee of another corporation, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in any threatened, pending or completed suit or proceeding to which they are, or are threatened to be made, parties as a result of their service to the Registrant. The Registrant agrees to indemnify each indemnitee for any one or a combination of the following, whichever is most advantageous to the indemnitee: (1) the benefits provided by the Registrant's certificate of incorporation and bylaws in effect on the date of the indemnification agreement; (2) the benefits provided by the Registrant's certificate of incorporation and bylaws at the time expenses are incurred by the indemnitee; (3) the benefits allowable under Delaware law in effect on the date of the indemnification agreement; (4) the benefits allowable under the law of the jurisdiction under which the Registrant exists at the time expenses are incurred by the indemnitee; (5) the benefits available under liability insurance obtained by the Registrant; and (6) such other benefits as may be otherwise available to indemnitee under our existing practices. Under the indemnification agreements, each indemnitee will continue to be indemnified even after ceasing to occupy a position as the Registrant's officer, director, employee or agent with respect to suits or proceedings arising out of acts or omissions during his or her service to the Registrant. Each indemnitee agrees to notify the Registrant promptly of any proceeding brought or threatened and not to make any admission or settlement without the Registrant's consent, unless the indemnitee determines to undertake his or her own defense and waives the benefits of the indemnification agreement.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.

               Not applicable.




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



ITEM 8.        EXHIBITS.

         The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

          Exhibit No.                    Description
          -----------                    -----------
            4.1      Certificate of Incorporation of PracticeWorks, Inc.
                     incorporated by reference to Exhibit 3.1 to PracticeWorks'
                     Registration Statement on Form S-1, filed with the
                     Commission on January 16, 2001).

            4.2      Bylaws of PracticeWorks, Inc. (incorporated by reference to
                     Exhibit 3.3 to PracticeWorks' Registration Statement on
                     Form S-1, filed with the Commission on January 16, 2001).

            4.3 Form of certificate representing PracticeWorks, Inc. common stock (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to PracticeWorks' Registration Statement on
                     Form 10, filed with the Commission on November 13, 2000).

            4.4      PracticeWorks, Inc. 401(k) Profit Sharing Plan

            4.5      Appendix to the PracticeWorks, Inc. 401(k) Profit Sharing
                     Plan

            4.6      Amendment Number One to the PracticeWorks, Inc. 401(k)
                     Profit Sharing Plan

            5.1 Opinion of King & Spalding as to the legality of the securities being registered.

            23.1     Consent of BDO Seidman, LLP

            23.2     Consent of King & Spalding (included in Exhibit 5.1)

            24.1     Powers of Attorney (included on signature page)




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



ITEM 9.        UNDERTAKINGS.


         (a)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                     EXPERTS

         The financial statements and schedules incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this the 10th day of May, 2001.

                                       PRACTICEWORKS, INC.


                                       By: /s/ James K. Price
                                           -------------------------------------
                                           James K. Price
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Richard E. Perlman and James A. Cochran, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement relating to the registration of shares of common stock on Form S-8 and to sign any and all amendments (including post effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, could lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on May 10, 2001.


                        SIGNATURE                                                  TITLE
    /s/ James K. Price                                             Chief Executive Officer, President and
    ---------------------------------------------------            Director
    James K. Price

    /s/ Richard E. Perlman                                         Chairman of the Board and Director
    ---------------------------------------------------
    Richard E. Perlman
                                                                   Senior Vice President, Secretary and
    /s/ James A. Cochran                                           Chief Financial Officer (Principal
    ---------------------------------------------------            Financial Officer and Principal
    James A. Cochran                                               Accounting Officer)


    ---------------------------------------------------            Executive Vice President and Director
    James C. Davis

    /s/ William R. Jellison
    ---------------------------------------------------            Director
    William R. Jellison

    /s/ William A. Shutzer
    ---------------------------------------------------            Director
    William A. Shutzer

    /s/ Raymond H. Welsh
    ---------------------------------------------------            Director
    Raymond H. Welsh




                                       6